Exhibit 10.3

MRI INTERVENTIONS, INC.

Non-Disclosure AND PROPRIETARY RIGHTS Agreement

In consideration and as a condition of my employment (or my continued employment) with MRI Interventions, Inc., or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my receipt of Confidential Information (as defined in Section 2 below) and of the compensation now and hereafter paid to me by the Company, the undersigned (hereinafter referred to as “Employee”) hereby acknowledges and agrees to the following:

1.     Purpose of Agreement. Employee understands that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Confidential Information, its rights in Inventions (as defined in Section 7 below) and in all related intellectual property rights. Accordingly, Employee is entering into this Non-Disclosure and Proprietary Rights Agreement (this “Agreement”) as a condition of his or her employment (or continued employment) with the Company, regardless of whether Employee is expected to create Inventions of value for the Company.

2.     Non-Disclosure of Confidential Information. At all times during his or her employment with the Company and thereafter, Employee will hold the Confidential Information in strictest confidence and Employee will not disclose, communicate, reproduce, copy, publish, license, distribute, modify, adapt, transmit, reverse engineer, decompile, disassemble or use any Confidential Information, except (a) as may be necessary for Employee to perform his or her duties as an employee of the Company for the exclusive benefit of the Company or (b) to the extent an officer of the Company expressly authorizes such in writing. Employee will take all appropriate action, whether by instruction, agreement or otherwise, to ensure the protection, confidentiality and security of the Confidential Information and to satisfy Employee’s obligations under this Agreement. Employee will notify the Company immediately upon discovery of any loss, misuse, misappropriation or disclosure of Confidential Information or any other breach of this Agreement by Employee, and Employee will cooperate with the Company in every reasonable way to help the Company regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

For purposes of this Agreement, the term “Confidential Information” means all information that is possessed by or developed for the Company and which relates to the Company’s existing or potential business, which information is not reasonably knowable by the Company’s competitors or by the general public through lawful means. Such Confidential Information includes, but is not limited to, information regarding the Company’s operations, research and development efforts, plans for products or services, methods of doing business, business strategies, customers, suppliers, service providers, manufacturers, business relations, product prices and costs, markets, marketing plans, budgets and forecasts, financial information and/or Inventions, as well as information regarding the skills and compensation of other employees of the Company. Confidential Information may be oral, written, recorded magnetically or electronically or otherwise stored, and may be that which Employee originates as well as that which otherwise comes into the possession or knowledge of Employee.

3.     Recognition of Company’s Rights. Employee acknowledges and agrees that all Confidential Information will be the sole property of the Company and that the Company will be the sole owner of all patents, patent applications, design patents or registration, design patent applications, copyrights, mask works, trade secrets and all other intellectual property rights throughout the world (collectively, "Proprietary Rights") in connection therewith. Accordingly, Employee hereby assigns to the Company any rights Employee may have or acquire in any Confidential Information.

4.     Non-Disclosure of Third Party Information. Employee understands that the Company may from time to time receive from third parties confidential information ("Third Party Information"), subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times during Employee’s employment with the Company and thereafter, Employee will hold the Third Party Information in strictest confidence and Employee will not disclose, communicate, reproduce, copy, publish, license, distribute, modify, adapt, transmit, reverse engineer, decompile, disassemble or use any Third Party Information, except (a) as may be necessary for Employee to perform his or her duties as an employee of the Company for the exclusive benefit of the Company or (b) to the extent an officer of the Company expressly authorizes such in writing. Employee will take all appropriate action, whether by instruction, agreement or otherwise, to ensure the protection, confidentiality and security of the Third Party Information and to satisfy Employee’s obligations under this Agreement. Employee will notify the Company immediately upon discovery of any loss, misuse, misappropriation or disclosure of Third Party Information or any other breach of this Agreement by Employee, and Employee will cooperate with the Company in every reasonable way to help the Company prevent its further unauthorized use or disclosure.

5.     Return of Information; Inspections. Employee will, at the Company’s request, return all originals, copies, reproductions and summaries of any Confidential Information and all other tangible materials and devices provided to Employee as Confidential Information or containing Confidential Information, and/or, at the Company’s option, certify destruction of the same. In addition, Employee will, at the Company’s request, return all originals, copies, reproductions and summaries of any Third Party Information and all other tangible materials and devices provided to Employee as Third Party Information or containing Third Party Information, and/or, at the Company’s option, certify destruction of the same. Upon termination of his or her employment with the Company, Employee will promptly deliver to the Company all property in Employee’s possession, custody or control that is owned by the Company. Employee agrees that any property situated on the Company’s premises and owned by the Company, including, but not limited to, computers, disks and other storage media, is subject to inspection by Company personnel at any time without notice.

6.     No Improper Use of Materials. During his or her employment with the Company, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person.

7.     Assignment of Inventions. Employee hereby irrevocably assigns to the Company all right, title and interest of Employee in and to any and all Inventions (and all Proprietary Rights with respect thereto), whether or not patentable, copyrightable or protectable as trade secrets, made, conceived, reduced to practice or created by Employee, either alone or jointly with others, during the period of his or her employment with the Company. Employee acknowledges that all original works of authorship which are made by Employee (alone or jointly with others) within the scope of his or her employment and which are copyrightable are "works made for hire," as that term is defined in the United States Copyright Act. In addition to the foregoing assignment of Inventions (and all Proprietary Rights with respect thereto) to the Company, Employee hereby irrevocably assigns to the Company any and all Moral Rights (as defined below) that Employee may have in or with respect to any Invention, and Employee forever waives and agrees not to assert any and all Moral Rights he or she may have in or with respect to any Invention, even after termination of employment with the Company.

For purposes of this Agreement, the term “Inventions” means inventions, discoveries, improvements, designs, techniques, ideas, processes, compositions of matter, formulas, data, software programs, databases, mask works, works of authorship, know-how and trade secrets.

For purposes of this Agreement, the term “Moral Rights” means any right to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country or under any treaty, regardless of whether such right is denominated or generally referred to as a “moral right.”

8.     Disclosure of Inventions. Employee will promptly disclose to the Company all Inventions that Employee makes, conceives, reduces to practice or creates, either alone or jointly with others, during the period of his or her employment with the Company. In addition, Employee will disclose to the Company all patent applications filed by Employee within three (3) years after termination of employment with the Company.

9.     Assistance. Employee agrees to assist the Company in every proper way to obtain and, from time to time, enforce United States and foreign Proprietary Rights relating to Inventions assigned hereunder to the Company in any and all countries. To that end, Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. Employee’s obligation to assist the Company with respect to Proprietary Rights relating to Inventions in any and all countries will continue beyond the termination of Employee’s employment, but the Company agrees to compensate Employee at a reasonable rate after Employee’s termination for the time actually spent by Employee at the Company's request on such assistance. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and on behalf of Employee (a) to execute, verify and file any document needed in connection with the actions specified in this section and (b) to do all other lawfully permitted acts to further the purposes of this section, in each case with the same legal force and effect as if executed or performed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

10.     Prior Inventions. Inventions, if any, which Employee made prior to the commencement of his or her employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee has set forth on Exhibit A hereto a complete list of all Inventions that Employee, whether alone or jointly with others, has conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to commencement of his or her employment with the Company, that Employee considers to be his or her property or the property of third parties and that Employee wishes to have expressly excluded from the scope of this Agreement.

11.     Efforts; Non-Competition. Employee acknowledges that his or her employment with the Company requires his or her full attention and effort during normal business hours, and Employee will give his or her best effort, skill and inventive ability to the business interests of the Company. During the term of his or her employment with the Company, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person or entity that competes anywhere in the world with the Company in the conduct of the business of the Company as conducted or as proposed to be conducted, nor will Employee engage in any other activities that conflict with his or her obligations to the Company.

12.     Non-Solicitation. During the term of his or her employment with the Company and for a period of two (2) years after the date his or her employment with the Company ends for any reason, Employee will not, directly or indirectly, (a) hire or solicit to hire from the Company any employee, consultant or independent contractor of the Company, either for Employee or for any other individual or entity; (b) in any way interfere with the relationship between the Company and any employee, consultant or independent contractor of the Company; or (c) solicit the business of (other than for the exclusive benefit of the Company), or in any way interfere with the Company’s relationship with, any customer, supplier, manufacturer, service provider or other business relation of the Company.

13.     No Conflicting Obligation. Employee represents and agrees that his or her performance of the provisions of this Agreement does not, and will not, breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to his or her employment by the Company. Employee agrees not to enter into any agreement, either written or oral, in conflict herewith.

14.     Reasonableness of Restrictions. Employee agrees that the restrictions on Employee’s activities outlined in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests, that the consideration provided by the Company is fair and reasonable, and that given the importance to the Company of its Confidential Information, the post-employment restrictions on Employee’s activities are likewise fair and reasonable.

15.     Injunctive Relief. Employee acknowledges and agrees that failure to adhere to the terms of this Agreement will cause the Company irreparable damage for which monetary damages alone would be inadequate compensation. Therefore, Employee agrees that the Company will be entitled to an injunction and other equitable relief, including ex parte injunctive relief, in the event of any breach or threatened breach (such threatened breach being determined in the sole judgment of the Company) of the provisions of this Agreement. Employee waives the making of a bond or showing actual damages as a condition for obtaining injunctive relief. Such remedy shall not be deemed the exclusive remedy for the breach of this Agreement by Employee, but will be in addition to all other remedies available at law or in equity to the Company. Additionally, if Employee breaches this Agreement, the Company will be entitled to its reasonable attorney’s fees and costs associated with enforcing this Agreement. Notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable, the Company will nonetheless be entitled to recover monetary damages as a result of any breach by Employee.

16.     Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the state of Delaware, without giving any effect to that state’s conflict of laws principles.

17.     Employment. Employee acknowledges and agrees that this Agreement does not create an employment contract with the Company for any term, nor does it in any way limit the Company’s right to otherwise terminate Employee’s employment. Any change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

18.     Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner to be effective, valid and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement. Furthermore, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable.

19.     Amendments; Waivers. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach.

20.     Assignment. The Company may assign its rights under this Agreement. This Agreement, and the duties and obligations of Employee hereunder, may not be assigned or delegated by Employee.

21.     Survival. The terms of this Agreement, and Employee’s duties and obligations hereunder, will survive any termination of Employee’s employment with the Company for any reason.

22.     Headings. Headings in this Agreement are for informational purposes only and will not be used to construe the intent of this Agreement.

23.     Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Employee concerning the matters addressed herein.

24.     Further Assurances. Employee will cooperate reasonably with the Company in connection with any steps required to be taken as part of Employee’s obligations under this Agreement, and Employee will (a) execute and deliver to the Company such other documents, and (b) do such other acts and things, in each case as the Company may reasonably request for the purpose of carrying out the provisions of this Agreement.

25.     Acknowledgment. Employee acknowledges that he or she has received a copy of this Agreement, which he or she has read and understood, and Employee voluntarily agrees to abide by its terms. Employee authorizes the Company to notify any future employer(s) of Employee of the terms of this Agreement and Employee’s obligations hereunder.

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/s/ Harold A. Hurwitz	3/15/15
Employee Signature	Date

Harold A. Hurwitz
Employee Name

Accepted by:

MRI Interventions, Inc.

By: /s/ Oscar Thomas

Name:     Oscar Thomas

Title:     Vice President, Business Affairs

Exhibit A

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment with the Company that have been made, conceived, first reduced to practice or created by me, alone or jointly with others, prior to my employment with the Company that I desire to remove from the operation of the Company's Non-Disclosure and Proprietary Rights Agreement:

☒	No inventions or improvements

☐	See below:

☐	Additional sheets attached.

I propose to bring to my employment the following materials and documents of a former employer:

☒	No materials or documents

☐	See below:

☐	Additional sheets attached.

/s/ Harold A. Hurwitz	3/15/15
Employee Signature	Date

Harold A. Hurwitz
Employee Name